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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-31344) of Millennium Pharmaceuticals, Inc. of our report dated February 12, 1999 relating to the financial statements of CytoMed, Inc., which appears in the Current Report on Form 8-K/A of Millennium Pharmaceuticals, Inc. dated January 6, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 12, 2000